UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2007

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1—6263	36—2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

AAR CORP. today announced the scheduled retirement of Howard A. Pulsifer as General Counsel of the Company, effective June 1, 2008.  A copy of the Company’s press release is attached.

Pursuant to an arrangement between the Company and Mr. Pulsifer to become effective following his retirement on June 1, 2008, Mr. Pulsifer will continue as non-executive Secretary of the Company through May 31, 2009, carrying out the responsibilities of the office of Secretary of the Company.  In addition, Mr. Pulsifer may provide legal and other consulting services to the Company upon request from time to time.

Mr. Pulsifer will receive a retainer of $175,000 annually for his service as Secretary of the Company and, during his tenure as Secretary, also will be eligible to participate in certain other benefit programs offered to officers of the Company (excluding Stock Benefit Plan and Retirement Plan benefits).  Legal consulting services will be paid at an hourly rate of $450.00.  Upon retirement, Mr. Pulsifer will receive retirement benefits in accordance with the terms of the Company’s retirement plans in which he is a participant.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See information under Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

                                                99.1         Press Release issued by AAR CORP. dated December 11, 2007.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December 13, 2007

AAR CORP.

By	/s/ RICHARD J. POULTON
Richard J. Poulton
Vice President — Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by AAR CORP. dated December 11, 2007.